EXHIBIT 21  -  SUBSIDIARIES OF THE REGISTRANT MONARCH SERVICES, INC.


                                                       Percent
                                Jurisdiction          of Voting
                                  in Which            Securities
NAME OF CORPORATION             Incorporated            Owned
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Girls' Life, Inc.                 Maryland               100%

Creampuffs, Inc.                  Maryland               100%

Broken Windows, Inc.              Maryland               100%

Girlslife.com, Inc.               Maryland               100%